Exhibit 99.1
Mirum Pharmaceuticals Announces Preliminary Unaudited 2025 Results, Demonstrating Strong Commercial Growth and Pipeline Momentum
–2025 net product sales of approximately $520 million (preliminary and unaudited) exceed upper end of guidance
–2026 expected global net product sales of $630 million to $650 million
–Volixibat VISTAS study in primary sclerosing cholangitis (PSC) topline data expected Q2 2026
–LIVMARLI® EXPAND study in additional cholestatic pruritus settings timing accelerated; topline data now expected Q4 2026
– Proposed acquisition of Bluejay Therapeutics to add AZURE Phase 3 studies of brelovitug in chronic hepatitis delta virus (HDV); topline data expected H2 2026
FOSTER CITY, Calif. – January 12, 2026 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM), a leading rare disease company, today provided its preliminary and unaudited estimates for full-year 2025 net product sales, year-end cash balance, corporate updates and full-year 2026 outlook.
“2025 was an excellent year for Mirum, reflecting the strength and scalability of our purpose-built rare disease operating model,” said Chris Peetz, Chief Executive Officer of Mirum. “We delivered strong global commercial growth, advanced multiple late-stage clinical programs and are expanding our pipeline with the proposed acquisition of Bluejay Therapeutics and brelovitug for HDV. With a strong financial foundation, deep commitment to patients and multiple upcoming clinical catalysts, we enter 2026 well positioned to drive continued execution and value creation.”
2026 Expectations and Milestones: Commercial growth and pipeline advancement
•2026 guidance: expect global net product sales of approximately $630 million to $650 million
•Volixibat VISTAS study in PSC topline data expected in Q2 2026
•Accelerated study timing for LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions; now expected to complete enrollment H1 2026, topline data expected in Q4 2026
•Volixibat VANTAGE study in primary biliary cholangitis (PBC) expected to complete enrollment in H2 2026
•Acquisition of Bluejay Therapeutics and brelovitug for chronic hepatitis delta (HDV) expected to close in mid-to-late January 2026
•Bluejay Therapeutics’ AZURE-1 study in HDV interim data expected in Q2 2026 and topline Phase 3 data expected in H2 2026 assuming closing of proposed acquisition
2025 Highlights
Commercial: Accelerating global rare disease impact
•2025 estimated LIVMARLI net product sales of approximately $359 million, including approximately $243 million in US net product sales, representing 69% year-over-year growth from 2024
•2025 estimated CHOLBAM® and CTEXLI® net product sales of approximately $161 million representing 31% year-over-year growth from 2024
•Q4 2025 total estimated net product sales of approximately $149 million including approximately $106 million in LIVMARLI net sales and approximately $43 million in CHOLBAM and CTEXLI net sales
•Expanded global footprint; 33 countries with commercial access

Regulatory and Pipeline: Momentum across rare and orphan indications
•Received FDA approval of LIVMARLI tablets
•Completed enrollment in the volixibat VISTAS study in PSC
•Announced proposed acquisition of Bluejay Therapeutics, to add worldwide rights to brelovitug, a late-stage fully human monoclonal antibody for HDV that is well aligned with Mirum’s deep expertise in rare liver disease
•Received FDA approval of CTEXLI for cerebrotendinous xanthomatosis (CTX)
•LIVMARLI oral solution approved in Japan for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC)
•Initiated MRM-3379 BLOOM Phase 2 study in Fragile X syndrome (FXS)
Corporate and Financial: Sustained financial strength and capital discipline
•Achieved positive cash flow from operations in 2025
•As of December 31, 2025, cash, cash equivalents and investments are expected to be approximately $392 million, compared to $292.8 million as of December 31, 2024
•Two private placements, for aggregate gross proceeds of approximately $268.5 million, expected to be completed concurrently with the closing of the proposed acquisition
The foregoing amounts relating to 2025 financial data are unaudited and preliminary and are subject to completion of financial closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2025.
Mirum will present at the 44th annual J.P. Morgan Healthcare Conference in San Francisco on Wednesday, January 14, 2026, at 11:15 a.m. PT. The presentation and question and answer session will be webcast live and can be accessed by visiting the Investors section of Mirum’s corporate website.
About LIVMARLI® (maralixibat) oral solution and LIVMARLI® (maralixibat) tablets
LIVMARLI® (maralixibat) is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for the treatment of ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including:
Liver injury. Changes in certain liver tests are common in patients with ALGS and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with ALGS and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.

US Prescribing Information
EU SmPC
Canadian Product Monograph
About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CTEXLI® (chenodiol) tablets
CTEXLI® (chenodiol) tablets is FDA-approved for the treatment of adults with cerebrotendinous xanthomatosis (CTX). Chenodiol is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. CTEXLI was evaluated as part of the Phase 3 RESTORE study, the first and only clinical trial for CTX. CTX is a rare progressive disease that can affect the brain, spinal cord, tendons, eyes and arteries.
IMPORTANT SAFETY INFORMATION
CTEXLI can cause side effects, including:
Liver Injury : You will need to undergo laboratory testing before starting and while taking CTEXLI to check your liver function. Changes in certain liver tests may occur during treatment and may be a sign of liver injury. This can be serious. Stop taking CTEXLI immediately and tell your healthcare provider right away if you get any signs or symptoms of liver problems, including, stomach (abdomen) pain, bruising, dark-colored urine, feeling tired (fatigue), bleeding, yellowing of the skin and eyes, nausea, and itching.
Most Common Side Effects : Diarrhea, headache, stomach pain, constipation, high blood pressure, muscular weakness, and upper respiratory tract infection.
Tell your healthcare provider about all the medications that you take, as CTEXLI may interact with other medicines.

US Prescribing Information
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (PSC) (VISTAS study), and primary biliary cholangitis (PBC) (VANTAGE study). In June, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate. Volixibat has been granted breakthrough therapy designation for the treatment of PBC.
About Brelovitug
Brelovitug is an investigational, highly potent, pan-genotypic, fully human immunoglobulin G1 (IgG1) monoclonal antibody (mAb) that targets the surface antigen (anti-HBsAg) on both the chronic hepatitis D virus (HDV) and the hepatitis B virus (HBV). Brelovitug is designed to neutralize and remove hepatitis B and hepatitis D virions and deplete HBsAg-containing subviral particles. Brelovitug has FDA Breakthrough Therapy designation for the treatment of HDV and PRIME and Orphan designations from the European Medicines Agency. Following the anticipated close of the Bluejay Therapeutics acquisition, Mirum will own worldwide rights to brelovitug.
About MRM-3379
MRM-3379 is an in-licensed investigational oral therapy being evaluated for the treatment of Fragile X syndrome (FXS). It is a selective phosphodiesterase-4D (PDE4D) inhibitor designed to enhance cAMP signaling. MRM-3379 may offer a novel approach to improving cognition, language, and daily function in individuals with FXS.
The BLOOM Phase 2 clinical study of MRM-3379 is currently underway in FXS. Males ages 16 to 45 will be randomly assigned to receive one of three dose levels of MRM-3379 or placebo for 12 weeks. An open-label cohort of boys ages 13 to 16 will receive the lowest dose, in order to explore effects of treatment in younger boys, closer to the age of diagnosis. The study’s primary endpoint is safety and tolerability, the key secondary endpoint is the NIH Toolbox Crystallized Cognition Composite (CCC), and several exploratory endpoints will assess potential effects on mood, behavior, and other symptoms that are relevant to this population.
About Mirum Pharmaceuticals
Mirum Pharmaceuticals (NASDAQ: MIRM) is a leading rare disease company with a global footprint of approved products and a broad pipeline of investigational medicines. Purpose-built to bring forward breakthrough medicines for people with overlooked conditions, Mirum combines deep expertise with strong connections to the rare disease community. The company’s commercial portfolio includes LIVMARLI® (maralixibat) for Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC), CHOLBAM® (cholic acid) for bile-acid synthesis disorders, and CTEXLI® (chenodiol) for cerebrotendinous xanthomatosis (CTX). Mirum’s clinical-stage pipeline includes volixibat, an IBAT inhibitor in late-stage development for primary sclerosing cholangitis (PSC) and primary biliary cholangitis (PBC), brelovitug, a fully human monoclonal antibody in late-stage development for chronic hepatitis delta virus (HDV), subject to the completion of the proposed acquisition of Bluejay Therapeutics, and MRM-3379, a PDE4D inhibitor being evaluated for Fragile X syndrome (FXS). Mirum’s success is driven by a team dedicated to advancing high impact medicines through strategic development, disciplined execution and purposeful collaboration across the rare disease ecosystem. Learn more at www.mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and X.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, commercial results for our approved products, including continued growth in year over year net product sales, being on track to achieve our revised financial guidance, our expected financial results as of December 31, 2025, including our net product sales, cash flow from operations, and cash, cash equivalents and investments, our expectations regarding our financial results in 2026 and 2027, the anticipated occurrence, manner and timing of the closing of the proposed acquisition of Bluejay Therapeutics, the anticipated occurrence, manner and timing of the closing of the private placements expected to close concurrently with the proposed acquisition of Bluejay Therapeutics and the gross proceeds expected to result from such private placements, delivering life changing medicines for patients suffering from rare diseases, the results, enrollment, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, including in-licensed product candidates, our expectations regarding the development of Bluejay Therapeutics’ brelovitug, including the potential successful results from the pivotal Phase 3 studies for HDV, the timing and results of interim analyses of our ongoing studies and additional international launches expected in 2026. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “expected,” “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.
Contacts
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Meredith Kiernan
media@mirumpharma.com